Exhibit 99.1

Harrow Health Announces Third Quarter 2021 Financial Results

Revenues Reach Record Levels for Fifth Consecutive Quarter

Highlights for Third Quarter 2021:

●	Record revenues of $18.7 million, a 30% increase compared with $14.4 million for the prior-year period;
●	Gross margin of 74% consistent with prior-year period;
●	Acquired AMP-100 late-stage ophthalmic surgical drug candidate for FDA-approval;
●	Acquired MAQ-100 ophthalmic surgical drug candidate for FDA-approval;
●	Commissions from DEXYCU® sales increased to $900,000 on record unit volumes; and
●	Cash and cash equivalents was $57.9 million at September 30, 2021.

NASHVILLE, Tenn., November 9, 2021 – Harrow Health, Inc. (NASDAQ: HROW), an ophthalmic-focused healthcare company, today announced results for the third quarter and nine months ended September 30, 2021. The Company also posted its third quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrowinc.com.

“I am pleased to report a fifth consecutive quarter of strong top-line revenue growth for the third quarter of 2021, a quarter which has historically been our slowest quarter of the year and one that continued to be affected by the COVID-19 pandemic in certain regions of the country,” said Mark L. Baum, CEO of Harrow Health. “In addition to record revenue levels, we also reported record levels of other key financial and operational metrics such as revenue per shipping day and total number of product units dispensed. Gross margin for the third quarter of 2021 was consistent with the prior-year period and was down slightly from the sequential quarter primarily due to an investment in additional personnel to accommodate a second shift at our production facilities as we prepare to increase our capacity in 2022.

“During the third quarter, we also announced transactions to further our Strategic Vision and drive growth for many years to come, including the purchase of two drug candidates, AMP-100, an anesthetic drug candidate for intraoperative ocular pain management, and MAQ-100, an injectable steroid drug candidate for visualization of the vitreous during vitrectomy.

“We have plowed the ground and begun making the investments necessary to transition Harrow into a company offering the compounded pharmaceuticals that our business was built upon as well as FDA-approved ophthalmic products. We are excited about the transformative potential of adding AMP-100 and MAQ-100 to our product portfolio, and we strongly believe that that this is the type of ophthalmic pharmaceutical product offering that our customers want.”

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast today at 4:45 p.m. Eastern time to discuss the results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Tuesday, November 9, 2021
Time:	4:45 p.m. Eastern time
Participant Dial-in:	1-833-953-2434 (U.S.) 1-412-317-5763 (International)
Replay Dial-in (Passcode 10160483): (telephonic replay through November 16, 2021)	1-877-344-7529 (U.S.) 1-412-317-0088 (International)
Webcast: (online replay through February 9, 2022)	harrowinc.com

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HROW Announces Third Quarter 2021 Financial Results

November 9, 2021

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns and operates ImprimisRx, one of the nation’s leading ophthalmology-focused pharmaceutical businesses, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic vision care. Harrow Health also holds non-controlling equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries, and owns royalty rights in four clinical-stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the impact of the COVID-19 pandemic and any future health epidemics on our financial condition, liquidity and results of operations; our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; market acceptance of the Company’s formulations and challenges related to the marketing of the Company’s formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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HROW Announces Third Quarter 2021 Financial Results

November 9, 2021

HARROW HEALTH, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues	$18,711	$14,399	$52,288	$34,276
Cost of sales	4,947	3,696	13,134	10,526
Gross profit	13,764	10,703	39,154	23,750
Selling, general and administrative	11,356	8,436	28,643	23,806
Research and development	6,125	670	7,142	1,822
Impairment of intangible assets	-	-	-	363
Total operating expenses	17,481	9,106	35,785	25,991
(Loss) income from operations	(3,717)	1,597	3,369	(2,241)
Total other (expense) income, net	(4,611)	7,026	(13,958)	(2,319)
Income taxes	-	-	-	-
Total net (loss) income, including noncontrolling interests	(8,328)	8,623	(10,589)	(4,560)
Net income attributable to noncontrolling interests	-	15	-	54
Net (loss) income attributable to Harrow Health, Inc.	(8,328)	8,638	(10,589)	(4,506)
Preferred dividends and accretion of preferred stock discount	-	-	(472)	-
Net (loss) income attributable to Harrow Health, Inc. common stockholders	$(8,328)	$8,638	$(11,061)	$(4,506)
Net (loss) income per share of common stock, basic	$(0.31)	$0.33	$(0.42)	$(0.17)
Net (loss) income per share of common stock, diluted	$(0.31)	$0.32	$(0.42)	$(0.17)

HARROW HEALTH, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(in thousands)

	For the Three Months Ended September 30,
	2021		2020
GAAP net (loss) income attributable to Harrow Health, Inc.	$(8,328)		$8,638
Stock-based compensation and expenses	1,697		917
Interest expense, net	1,685		498
Income taxes	-		-
Depreciation	399		464
Amortization of intangible assets	43		39
Impairment of intangible assets	-		(7,519)
Investment loss (income), net	2,926		(5)
Other expense, net	6,500	(1)	-
Adjusted EBITDA	$4,922		$3,032

(1)	Amount includes $5,000 related to acquired in-process R&D and $1,500 expense related to litigation settlement.

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